Exhibit 99.1

For Immediate Release

HOSPIRA REPORTS FIRST-QUARTER 2012 RESULTS

— Maintains sales and adjusted* earnings projections for 2012 —

LAKE FOREST, Ill., May 1, 2012 — Hospira, Inc. (NYSE: HSP), the world’s leading provider of injectable drugs and infusion technologies, today reported results for the first quarter ended March 31, 2012. Net sales for the quarter were $966 million and adjusted* diluted earnings per share were $0.47. (Adjusted* measures exclude certain specified items as described later in this press release and the attached schedules.)

“Hospira delivered first-quarter results in line with our expectations, which reflects a difficult  year-over-year comparison and the impact of our quality improvement initiatives,” said  F. Michael Ball, chief executive officer. “Going forward, we remain firmly focused on advancing our remediation efforts and, at the same time, expanding our global footprint and capacity to capitalize on our growth opportunities. We believe these initiatives will position Hospira with an even stronger competitive advantage, creating sustainable, long-term shareholder value.”

First-Quarter 2012 Results

The following table highlights selected financial results for the first quarter of 2012 compared to the same period in 2011:

In $ millions, except per share	GAAP Three Months Ended March 31,		%	Adjusted* Three Months Ended March 31,		%
amounts	2012	2011	Change	2012	2011	Change
Net Sales	$965.9	$1,002.3	(3.6)%	n/a	n/a	n/a
Gross Profit (Net Sales less Cost of Products Sold)	$300.0	$399.1	(24.8)%	$357.5	$424.3	(15.7)%
Income from Operations	$46.7	$163.8	(71.5)%	$104.2	$203.4	(48.8)%
Diluted Earnings per Share	$0.24	$0.88	(72.7)%	$0.47	$0.93	(49.5)%
Statistics (as a % of Net Sales)
Gross Profit (Net Sales less Cost of Products Sold)	31.1%	39.8%		37.0%	42.3%
Income from Operations	4.8%	16.3%		10.8%	20.3%

Results under U.S. Generally Accepted Accounting Principles (GAAP) include items as detailed in the schedules attached to this press release.

Net sales were $966 million in the first quarter of 2012, a decrease of 4 percent compared to the first quarter of 2011. The decrease is due primarily to a difficult year-over-year comparison related to the first-quarter 2011 U.S. launch of the generic oncolytic docetaxel, as well as the adverse impact to supply of the company’s quality-improvement and remediation initiatives.

Adjusted* income from operations decreased 49 percent to $104 million in the first quarter of 2012, compared to $203 million in the first quarter of 2011. The majority of the decline reflects the decrease in net sales as well as the impact of costs associated with certain quality actions and inventory losses. Operating costs also increased in the first quarter of 2012 due to expected higher research and development spending, as well as higher selling and promotional costs.

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The effective tax rate on an adjusted basis* in the quarter was 19.0 percent compared to  23.0 percent in the first quarter of 2011. The decrease is primarily due to lower operating income in higher-tax-rate jurisdictions.

Cash Flow

Cash flow from operations for the first quarter of 2012 was $87 million compared to $6 million in the first quarter of 2011. The increase is a result of lower investments in working capital, offset by lower net income in the first quarter of 2012.

Capital expenditures were $67 million for the first quarter of 2012, compared to $62 million for the same period in 2011. The increase was mainly due to the company’s manufacturing capacity expansion initiatives in Vizag, India.

2012 Projections

Hospira is maintaining guidance for net sales for full-year 2012, projecting a net sales change in a range of negative 1 percent to positive 2 percent on a constant-currency basis, with foreign exchange expected to detract from results by a negative 1 percent.

Adjusted* diluted earnings per share projections for full-year 2012 remain in a range of $2.00 to $2.30.

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The reconciliation between the projected 2012 adjusted* diluted earnings per share and GAAP diluted earnings per share follows:

Diluted earnings per share — adjusted*	$2.00 - $2.30

Estimated amortization of intangible assets related to certain acquisitions (mid-point of an estimated range of $0.28 to $0.32 per diluted share)	$(0.30)

Estimated charges for certain quality and product-related matters (mid-point of an estimated range of $0.50 to $0.62 per diluted share)	$(0.56)

Estimated charges related to capacity expansion (mid-point of an estimated range of $0.09 to $0.11 per diluted share)	$(0.10)

Diluted earnings per share — GAAP	$1.04 - $1.34

The adjusting items are shown net of tax in aggregate of $86 million, which is calculated for the specified adjustments stated above, based on the statutory tax rates in the various tax jurisdictions in which the items are expected to occur.

The company continues to project that cash flow from operations in 2012 will be between  $575 million and $625 million. Depreciation and amortization is expected to be between  $240 million and $260 million, and capital expenditures are projected to range between  $350 million and $400 million.

*Use of Non-GAAP Financial Measures

Adjusted measures used in this press release are reconciled to the most comparable measures calculated in accordance with GAAP in the schedules attached to this release.  For more information regarding these non-GAAP financial measures, please see Hospira’s Current Report on Form 8-K furnished to the Securities and Exchange Commission on the date of this press release.

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Webcast/Complementary Material

Hospira will hold a conference call for investors and media at 8 a.m. Central time on Tuesday, May 1, 2012. A live webcast of the conference call will be available on Hospira’s website at www.hospirainvestor.com. Listeners should log on approximately 10 minutes in advance to ensure proper setup for receiving the webcast. In addition, complementary information will be available on the presentations page of the Investor Relations website at the beginning of the conference call. A replay will be available on the Hospira website for 30 days following the call.

About Hospira

Hospira, Inc. is the world’s leading provider of injectable drugs and infusion technologies. Through its broad, integrated portfolio, Hospira is uniquely positioned to Advance Wellness™ by improving patient and caregiver safety while reducing healthcare costs. The company is headquartered in Lake Forest, Ill., and has approximately 15,000 employees. Learn more at www.hospira.com.

Private Securities Litigation Reform Act of 1995 — A Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including projections of certain measures of Hospira’s results of operations; projections of certain charges, expenses, and cash flow; and other statements regarding Hospira’s goals, plans and strategy. Hospira cautions that these forward-looking statements are subject to risks and uncertainties, including adequate and sustained progress on the company’s quality initiatives, that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, regulatory, legal, technological, manufacturing supply, quality and other factors that may affect Hospira’s operations and may cause actual results to be materially different from expectations include the risks, uncertainties and factors discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Hospira’s latest Annual Report on Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission, which are incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Contacts:

Media	Financial Community
Stacey Eisen	Karen King
(224) 212-2276	(224) 212-2711

Media	Financial Community
Tareta Adams	Ruth Venning
(224) 212-2535	(224) 212-2774

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Hospira, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(dollars and shares in millions, except for per share amounts)

	Three Months Ended March 31,
	2012	2011	% Change
Net sales	$965.9	$1,002.3	(3.6)%

Cost of products sold	665.9	603.2	10.4%
Restructuring, impairment and (gain) on disposition of assets, net	—	13.2	(100.0)%
Research and development	69.1	56.9	21.4%
Selling, general and administrative	184.2	165.2	11.5%
Total operating costs and expenses	919.2	838.5	9.6%
Income From Operations	46.7	163.8	(71.5)%

Interest expense	22.2	23.4	(5.1)%
Other expense (income), net	1.4	(2.2)	(163.6)%
Income Before Income Taxes	23.1	142.6	(83.8)%

Income tax (benefit) expense	(4.0)	9.9	(140.4)%
Equity income from affiliates, net	(13.1)	(17.2)	(23.8)%
Net Income	$40.2	$149.9	(73.2)%

Earnings Per Common Share:
Basic	$0.24	$0.90	(73.3)%
Diluted	$0.24	$0.88	(72.7)%

Weighted Average Common Shares Outstanding:
Basic	164.6	166.8	(1.3)%
Diluted	165.8	170.2	(2.6)%

Adjusted Gross Profit (1)(2)	$357.5	$424.3	(15.7)%
Adjusted Income From Operations (1)	$104.2	$203.4	(48.8)%
Adjusted Net Income (1)	$78.4	$157.5	(50.2)%
Adjusted Diluted Earnings Per Share (1)	$0.47	$0.93	(49.5)%

Statistics (as a % of net sales, except for income tax rate):

	GAAP Three Months Ended March 31,		Adjusted (1) Three Months Ended March 31,
	2012	2011	2012	2011
Gross Profit (2)	31.1%	39.8%	37.0%	42.3%
Income From Operations	4.8%	16.3%	10.8%	20.3%
Net Income	4.2%	15.0%	8.1%	15.7%
Income Tax Rate	(17.3)%	6.9%	19.0%	23.0%

(1) Adjusted financial measures exclude certain specified items as described and reconciled to comparable GAAP financial measures in the Reconciliation of GAAP to Non-GAAP Financial Measures contained in this press release.

(2) Gross profit is defined as Net sales less Cost of products sold. Adjusted gross profit excludes certain specified items, as indicated in the previous footnote.

Hospira, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(dollars in millions, except for per share amounts)

Three months ended March 31, 2012 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income (2)	Diluted EPS
GAAP financial measures	$300.0	$46.7	$40.2	$0.24
Specified items:
Amortization of certain intangible assets (A)	18.7	18.7	13.0	0.08
Certain quality and product related charges (B)	36.9	36.9	23.9	0.14
Capacity expansion related charges (C)	1.9	1.9	1.3	0.01
Adjusted financial measures (3)	$357.5	$104.2	$78.4	$0.47

GAAP results for the three months ended March 31, 2012 include:

(A)           Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma Limited (“Mayne Pharma”), Javelin Pharmaceuticals, Inc. (“Javelin Pharma”) and a generic injectable business by Hospira Healthcare India Private Limited (“Hospira India”).

(B)            Certain quality and product related charges reported in Cost of products sold primarily include third party oversight and consulting costs, reduced production volume related costs and penalties for failure to supply certain products to customers. These charges are directly associated with Hospira’s response to the United States Food and Drug Administration (“FDA”) 2010 warning letter and subsequent Form 483 observations and charges related to Hospira’s comprehensive device product review and certain device related remediation activities.

(C)            Capacity expansion related charges reported in Cost of products sold include start-up charges related to manufacturing capacity expansion in India.

Three months ended March 31, 2011 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income (2)	Diluted EPS
GAAP financial measures	$399.1	$163.8	$149.9	$0.88
Specified items:
Project Fuel and related charges (A)	5.0	9.6	6.3	0.04
Facilities Optimization charges (B)	0.8	1.1	0.7	0.01
Amortization and impairment of certain intangible assets (C)	19.4	21.1	14.5	0.09
Other restructuring charges (D)	—	7.8	5.8	0.03
Settlement of IRS tax audit benefit (E)	—	—	(19.7)	(0.12)
Adjusted financial measures (3)	$424.3	$203.4	$157.5	$0.93

GAAP results for the three months ended March 31, 2011 include:

(A)          Project Fuel and related charges: $5.0 million reported in Cost of products sold, $3.4 million reported in Restructuring, impairment and (gain) on disposition of assets, net and $1.2 million reported in Selling, general and administrative. Project Fuel initiatives include costs for process optimization implementation, severance and other employee benefits, exit costs, and other asset charges.

(B)            Facilities Optimization charges: $0.8 million reported in Cost of products sold and $0.3 million reported in Restructuring, impairment and (gain) on disposition of assets, net. These charges relate to facilities optimization from the closure or departure from certain manufacturing and research and development (“R&D”) facilities and include costs for severance and other employee benefits, accelerated depreciation and relocation of production and R&D operations.

(C)            Amortization and impairment of certain intangible assets: $19.4 million reported in Cost of products sold and $1.7 million reported in Restructuring, impairment and (gain) on disposition of assets, net resulting from acquisitions including Mayne Pharma, Javelin Pharma and a generic injectable business by Hospira India.

(D)           Other restructuring charges: $7.8 million reported in Restructuring, impairment and (gain) on disposition of assets, net for distribution contract termination charges related to certain Latin America operations.

(E)            Settlement of IRS tax audit benefit of $19.7 million reported in Income tax expense.  This discrete income tax benefit is related to the completion and effective settlement of U.S. tax return audits.

(1)             Gross profit is defined as Net sales less Cost of products sold.

(2)             Adjusted Net Income is shown net of tax of $19.3 million and $12.3 million exclusive of the 2011 tax audit settlement for the three months ended March 31, 2012 and 2011, respectively, based on the statutory tax rates in the various tax jurisdictions in which the items occurred.

(3)             The Non-GAAP financial measures contained in this press release (including adjusted gross profit, adjusted income from operations, adjusted net income and adjusted diluted Earnings Per Share) adjust for certain specified items. All Non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP. Refer to Hospira’s filing on Form 8-K filed on May 1, 2012 for additional information.

Hospira, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(dollars in millions)

	March 31,	December 31,
	2012	2011
Assets
Current Assets:
Cash and cash equivalents	$655.9	$597.5
Trade receivables, less allowances of $17.0 in 2012 and $15.7 in 2011	625.8	639.9
Inventories	1,065.0	1,027.0
Deferred income taxes	167.4	174.4
Prepaid expenses	49.2	45.9
Other receivables	72.7	86.0
Total Current Assets	2,636.0	2,570.7
Property and equipment, net	1,392.8	1,355.0
Intangible assets, net	341.7	355.8
Goodwill	1,088.9	1,082.9
Deferred income taxes	244.3	232.2
Investments	63.7	48.7
Other assets	141.3	133.8
Total Assets	$5,908.7	$5,779.1
Liabilities and Shareholders’ Equity

Current Liabilities:
Short-term borrowings	$67.2	$36.6
Trade accounts payable	234.4	241.3
Salaries, wages and commissions	107.6	113.0
Other accrued liabilities	474.8	456.9
Total Current Liabilities	884.0	847.8
Long-term debt	1,712.0	1,711.9
Deferred income taxes	5.4	5.7
Post-retirement obligations and other long-term liabilities	268.4	275.7
Commitments and Contingencies
Total Shareholders’ Equity	3,038.9	2,938.0
Total Liabilities and Shareholders’ Equity	$5,908.7	$5,779.1

Hospira, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(dollars in millions)

	Three months ended March 31,
	2012	2011

Cash Flow From Operating Activities:
Net income	$40.2	$149.9
Adjustments to reconcile net income to net cash from operating activities-
Depreciation	40.8	40.8
Amortization of intangible assets	21.3	22.2
Stock-based compensation expense	10.4	13.7
Undistributed equity income from affiliates	(13.1)	(17.2)
Deferred income tax and other tax adjustments	(6.4)	(15.1)
Impairment and other asset charges	1.6	6.8
Changes in assets and liabilities
Trade receivables	22.2	(100.8)
Inventories	(35.3)	(115.1)
Prepaid expenses and other assets	(10.5)	6.7
Trade accounts payable	(3.8)	(27.5)
Other liabilities	18.9	44.0
Other, net	0.7	(2.3)
Net Cash Provided by Operating Activities	87.0	6.1

Cash Flow From Investing Activities:
Capital expenditures (including instruments placed with or leased to customers)	(67.3)	(62.2)
Purchases of intangibles and other investments	(3.6)	(2.5)
Proceeds from disposition of businesses and assets	3.1	13.3
Net Cash Used in Investing Activities	(67.8)	(51.4)

Cash Flow From Financing Activities:
Other borrowings, net	27.5	0.4
Excess tax benefit from stock-based compensation arrangements	1.7	4.6
Proceeds from stock options exercised	3.4	26.8
Net Cash Provided by Financing Activities	32.6	31.8

Effect of exchange rate changes on cash and cash equivalents	6.6	6.3

Net change in cash and cash equivalents	58.4	(7.2)
Cash and cash equivalents at beginning of period	597.5	604.3
Cash and cash equivalents at end of period	$655.9	$597.1

Supplemental Cash Flow Information:
Cash paid (received) during the period-
Interest	$31.1	$31.0
Income taxes, net of refunds	$(8.4)	$(21.0)

Hospira, Inc.

Net Sales by Product Line

(Unaudited)

(dollars in millions)

	Three Months Ended March 31,
	2012	2011	% Change at Actual Currency Rates	% Change at Constant Currency Rates (1)

Americas—
Specialty Injectable Pharmaceuticals	$457.7	$511.3	(10.5)%	(10.1)%
Medication Management	213.2	196.0	8.8%	9.1%
Other Pharma	99.4	101.6	(2.2)%	(2.1)%
Total Americas	770.3	808.9	(4.8)%	(4.4)%

Europe, Middle East & Africa—
Specialty Injectable Pharmaceuticals	76.2	68.5	11.2%	15.6%
Medication Management	30.8	33.8	(8.9)%	(5.3)%
Other Pharma	20.9	17.7	18.1%	21.5%
Total Europe, Middle East & Africa	127.9	120.0	6.6%	10.6%

Asia Pacific—
Specialty Injectable Pharmaceuticals	52.5	58.8	(10.7)%	(13.4)%
Medication Management	12.2	10.4	17.3%	14.4%
Other Pharma	3.0	4.2	(28.6)%	(31.0)%
Total Asia Pacific	67.7	73.4	(7.8)%	(10.6)%

Net Sales	$965.9	$1,002.3	(3.6)%	(3.1)%

Global—
Specialty Injectable Pharmaceuticals	$586.4	$638.6	(8.2)%	(7.6)%
Medication Management	256.2	240.2	6.7%	7.3%
Other Pharma	123.3	123.5	(0.2)%	(0.2)%

Net Sales	$965.9	$1,002.3	(3.6)%	(3.1)%

(1)       The Non-GAAP financial measures contained in this press release include comparisons at constant currency rates, which reflect comparative local currency balances at prior period foreign exchange rates. Hospira calculated these percentages by taking current period reported net sales less the respective prior period reported net sales, divided by the prior period reported net sales, all at the respective prior period’s foreign exchange rates. This measure provides information on the change in net sales assuming that foreign currency exchange rates have not changed between the prior and the current period. Management believes the use of this measure aids in the understanding of our change in net sales without the impact of foreign currency and provides greater transparency into Hospira’s results of operations. Management uses these measures internally to monitor business unit performance and in evaluating management performance. These measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from or a replacement for, financial measures prepared in accordance with GAAP.